UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2016

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2016, PBF Logistics LP (the “Partnership”) and PBF Logistics GP LLC entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”), pursuant to which the Partnership agreed to sell 2,500,000 common units (the “Units”) to the Underwriter (the “Offering”) and granted the Underwriter a 30-day option to purchase from the Partnership up to an additional 375,000 common units. On March 31, 2016, the Underwriter notified the Partnership that it would exercise in full its option to purchase 375,000 additional common units. The Partnership will receive total gross proceeds (before underwriter’s discounts and commissions) of approximately $53 million from the Offering.

The Units will be offered under the Partnership’s shelf registration statement on Form S-3 (No. 333-207377) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Offering are described in the prospectus supplement dated March 30, 2016.

The offering is expected to close on April 5, 2016, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. Under the Underwriting Agreement, the Partnership Parties (as defined in the Underwriting Agreement) have also agreed to indemnify the Underwriter against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The Underwriter and/or certain of its affiliates perform and/or have performed commercial and investment banking and advisory services for the Partnership and/or its affiliates from time to time for which they receive and/or have received customary fees and expenses. The Underwriter acted as an underwriter in connection with the Partnership’s initial public offering and received fees as a result. The Underwriter and/or its affiliates may, from time to time, engage in transactions with and perform services for the Partnership and/or its affiliates in the ordinary course of their business for which they will receive fees and expenses. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Offering, Stroock & Stroock & Lavan LLP rendered their opinion as to the validity of the common units to be sold in the Offering and Andrews Kurth LLP rendered their opinion as to the legal conclusions as they relate to matters of U.S. federal income tax law, which opinions are filed as Exhibit 5.1 and Exhibit 8.1, respectively, hereto and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1, a copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.2, and a copy of the press release announcing the exercise in full of the Underwriter’s over-allotment option is attached hereto as Exhibit 99.3, all of which are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, such press releases shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 30, 2016

5.1	Opinion of Stroock & Stroock & Lavan LLP

8.1	Opinion of Andrews Kurth LLP

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

99.1	Press release dated March 30, 2016

99.2	Press release dated March 31, 2016

99.3	Press release dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2016

PBF Logistics LP
	By:	PBF Logistics GP LLC,
its general partner

	By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 30, 2016

5.1	Opinion of Stroock & Stroock & Lavan LLP

8.1	Opinion of Andrews Kurth LLP

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

99.1	Press release dated March 30, 2016

99.2	Press release dated March 31, 2016

99.3	Press release dated March 31, 2016